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                                                                      Exhibit 21

                   DIRECT AND INDIRECT OPERATING SUBSIDIARIES
                           OF FIRSTMERIT CORPORATION*

Citizens Investment Corporation
Citizens Savings Corporation of Stark County
FirstMerit Bank, National Association
     - Abell & Associates, Inc.
     - Alpha Equipment Group, Inc.
     - FirstMerit Commercial Insurance Agency, Inc.
     - FirstMerit Insurance Agency, Inc.
     - FirstMerit Leasing Company
     - FirstMerit Mortgage Corporation
     - FirstMerit Mortgage Reinsurance Company, Inc. (Hawaii)
     - FirstMerit Securities, Inc.
     - FirstMerit Title Agency, Ltd.
     - FMTP, LLC (Delaware)
     - Home Financial Services Corp.
     - Mobile Consultants, Inc.
     - Signal Finance Company
     - FMRC, Inc. (Delaware)
     - FMS, Inc. (Delaware)
FirstMerit Capital Trust I (Delaware)
FirstMerit Community Development Corporation
FirstMerit Credit Life Insurance Company (Arizona)
FMT, Inc. (Delaware)
SF Development Corp.

* Unless otherwise indicated, state of formation is Ohio.